EXHIBIT 23.1

CONSENT OF GOLDSTEIN GOLUB KESSLER LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statements and related Prospectus of MTM Technologies, Inc. listed below, and to the incorporation by reference therein of our report, dated June 6, 2006 (except as to Note 12 which the date is August [ • ], 2006), with respect to the audited consolidated balance sheets of MTM Technologies, Inc. and Subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 2006.

Registration Statements:

(1) Registration Statement on Form S-3 (No. 333-131089)
(2) Registration Statement on Form S-3 (No. 333-128434)
(3) Registration Statement on Form S-3 (No. 333-127587)
(4) Registration Statement on Form S-3 (No. 333-123144)
(2) Registration Statement on Form S-3 (No. 333-117549)
(3) Registration Statement on Form S-3 (No. 333- 49718)
(4) Registration Statement on Form S-8 (No. 333-126322)
(5) Registration Statement on Form S-8 (No. 333-123147)
(6) Registration Statement on Form S-8 (No. 333- 72269)

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 12, 2006